Exhibit 99.2


Chevron               Don R. Haley                Chevron U.S.A. Inc.
                      Assistant Secretary         1500 Louisiana Street, 03-719B
                                                  Houston TX 77002
                                                  Tel (832) 854-5057
                                                  DRHaley@chevron.com



December 1, 2005


HAND DELIVERED

Mr. Keith M. Meyer
President
Sabine Pass LNG, L.P.
717 Texas Ave., Suite 3100
Houston, TX 77002


Re: Omnibus Agreement


Dear Keith,

In accordance with Clause 4.1(b) the Omnibus Agreement between Chevron U.S.A. Inc. ("CUSA") and Sabine Pass LNG. L.P. ("Sabine"), CUSA hereby notifies Sabine that it is electing to increase its Maximum LNG Reception Quantity under the Terminal Use Agreement between CUSA and Sabine, from 282,761,850 MMBTUs per Contract Year to 403,945,500 MMBTUs per Contract Year, to increase its Gas Redelivery Rate from 759,500 to 1,085,000 MMBtu per day and to receive LNG storage capacity up to a maximum storage quantity of four (4) billion standard cubic feet. Please forward to us at your earliest convenience a draft of the amendment to the Terminal Use Agreement reflecting the foregoing election.

Sincerely,


/s/ Don R. Haley
----------------
Don R. Haley